EXHIBIT 1.01
Conflict Minerals Report
This is the Conflict Minerals Report of Spectrum Brands Holdings, Inc. and its consolidated subsidiaries, including SB/RH Holdings, LLC and its consolidated subsidiaries (the “Company,” “Spectrum Brands,” “we,” “us,” or “our”), for January 1, 2024 through December 31, 2024 (“Calendar Year 2024”) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). As used herein, “Conflict Minerals” or “3TG” is defined as, consistent with the Conflict Minerals Rule, cassiterite, columbite-tantalite (coltan), gold, wolframite and the derivatives tin, tantalum and tungsten. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the other terms used in this Report, unless otherwise defined herein.
Applying the Dodd-Frank Act to Spectrum Brands Holdings, Inc.
The Securities and Exchange Commission’s (the “SEC”) conflict minerals rule requires a three-step compliance approach. The first step is determining applicability of the conflict minerals rule to Spectrum Brands; the second step is a reasonable country of origin inquiry (“RCOI”) to determine whether we have reason to believe that conflict minerals from the Democratic Republic of the Congo (the “DRC”) or adjoining countries (the “Covered Countries”) that are necessary to the functionality or production of products manufactured by us, or contracted to be manufactured by us, are present in our products; and the third step (referred to as “due diligence” in the SEC rule) is to determine the source and origin of any such conflict minerals and the facilities in which they were processed.
As a downstream company, Spectrum Brands is several tiers removed from mining operations and smelters or refiners (“SORs”) in dealing with its direct suppliers. Spectrum Brands hired a third-party provider to assist it in performing conflict mineral supply chain due diligence (the “Provider”). Using our Provider as well as our supply chain due diligence processes and focusing on accountability within the supply chain by using the industry standard Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”) and reaching out to our suppliers, we seek to gain greater transparency in our supply chain. Certain of the activities described below were performed by the Provider on our behalf.
Due Diligence Framework and Resources
As an initial matter, Spectrum Brands considered whether conflict minerals were necessary to the production or functionality of its products. In conducting its due diligence, Spectrum Brands implemented the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”), an internationally recognized due diligence framework, and related supplements for each of the conflict minerals. Accordingly, the steps taken by Spectrum Brands in preparing this Conflict Minerals Report were in accordance with the OECD Framework. As such, we used the RMI’s CMRT, which includes standard supply chain survey and information tracking methods, as part of: (i) determining if our manufactured products contained conflict minerals necessary to their functionality or production, (ii) performing a RCOI to determine whether such minerals originated in the DRC or a Covered Country, or are from recycled or scrap sources, and (iii) assessing our supply chain’s adherence to due diligence measures stated by the OECD Framework.
Reasonable Country of Origin Inquiry
Our Steering Committee reviewed the products manufactured or contracted to be manufactured by the Company in order to determine which products might contain conflict minerals that are necessary to their functionality or production; the list of products is contained on Attachment A to this Conflict Minerals Report. The Company conducted this review at a product level. A list of the suppliers determined to be in-scope for purposes of the conflict minerals rules was compiled and the RCOI was conducted as follows:

a.    Spectrum Brands sent initial inquiries to 78 suppliers and instructed them to complete the CMRT and return it to Spectrum Brands.
b.    For 2024, Spectrum Brands hired the Provider to engage its suppliers to collect information about the presence and sourcing of conflict minerals used in the products and components supplied to Spectrum Brands in the Calendar Year 2024 and by doing so add more transparency to Spectrum Brands’ supply chain with the ultimate goal of identifying the related smelters or refiners and associated mine countries of origin.
c.    Spectrum Brands or the Provider conducted follow-up inquiries of the initially unresponsive suppliers.
d.    Spectrum Brands or the Provider also conducted follow-ups with suppliers for further information if initial responses were incomplete or unclear.
e.    Spectrum Brands or the Provider performed follow-ups with suppliers who returned an incomplete CMRT; all issues were addressed.
f.    The Provider also evaluated the completed CMRTs for plausibility, consistency and gaps. Additional supplier contacts were conducted to attempt to resolve “quality control” flags, such as: (a) SORs were not provided for a used metal, (b) the supplier listed one or more SORs for an unused metal, (c) the supplier indicated that it had not identified all SORs for the in-scope products, (d) the supplier indicated it had not received conflict minerals data for each metal from all of its relevant suppliers, or (e) the supplier indicated that all of its conflict minerals were from recycled or scrap sources, but one or more of the SORs listed are not known to be exclusive recyclers.
g.    After follow-up, Spectrum Brands had a 65% supplier response rate for those suppliers indicating that one or more of the conflict minerals are necessary to the functionality or production of the products they supply to Spectrum Brands.
Due Diligence Steps Performed
1.    Steps Taken to Establish Strong Company Management Systems
a.    Spectrum Brands continued disseminating conflict minerals information and updates internally through its Steering Committee, which implements and manages Spectrum Brands’ conflict minerals compliance program.
b.    Spectrum Brands is committed to sourcing components and materials from companies that share its values about human rights, ethics and environmental responsibility. Spectrum Brands’ employees and the Steering Committee continue to enforce its Conflict Minerals Policy, which is available on the Company’s website at https://spectrumbrands.com/about-us/our-company/corporate-compliance/conflict-minerals.html. As required by our Conflict Minerals Policy, all of our suppliers are required to sign Spectrum Brands’ Supplier Code of Conduct, which includes requirements relating to conflict minerals and responsible sourcing. A copy of Spectrum Brands’ Supplier Code of Conduct can be found at https://www.spectrumbrands.com/about-us/suppliers/supplier-code-of-conduct.html. Spectrum Brands’ Supplier Code of Conduct (the “Code”) incorporates requirements related to conflict minerals so that current and future suppliers are obligated to comply with Spectrum Brands’ policies on conflict minerals, including participation in related due diligence activities.
c.    Spectrum Brands educates its relevant employees and, in addition the Steering Committee, disseminates conflict minerals information through sourcing leads, supply chains, and sales forces.

d.    Spectrum Brands maintains a grievance mechanism to enable the reporting of grievances related to conflict minerals and other supply chain matters.
e.    Spectrum Brands retains conflict minerals program documentation in accordance with the Company’s record retention policies.
2.    Steps Taken to Identify Risks in the Supply Chain and Strategies to Respond to Identified Risks.
a.    Spectrum Brands identified the products it manufactured or contracted to manufacture in Calendar Year 2024.
b.    Spectrum Brands identified 78 suppliers from whom it purchases components used in the production of those products, and which could contain conflict minerals necessary to the functionality or production of such products and solicited information from such suppliers as part of its RCOI. The Provider compared the list of the SORs collected to the Provider’s SOR database, which incorporates information from the lists publicly published by the RMI. Attached hereto as Exhibit A is a list of SORs identified by our suppliers with valid smelter certification identification numbers.
Spectrum Brands performed, and continues to perform, risk mitigation efforts to bring suppliers into conformity with its Conflict Minerals Policy and contractual requirements. These efforts included working with direct suppliers to consider alternative sources of components or supplying components which contain conflict minerals from sources listed as “conformant” or the equivalent by independent third party audit programs as sponsored by the RMI, London Bullion Market Association (the “LBMA”) and Responsible Jewellery Council (the “RJC”). Spectrum Brands publicly communicated its Conflict Minerals’ Policy on its website at https://spectrumbrands.com/about-us/our-company/corporate-compliance/conflict-minerals.html.
3.    Carry out independent third-party audit of smelter/refiner due diligence practices.
The Company uses information publicly provided by the RMI, LBMA and RJC to confirm the existence and verify the OECD conformance status of SORs identified during due diligence. We are many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, and we do not conduct any purchasing activities directly in the Covered Countries.
4.    Mitigation Steps Spectrum Brands Has Taken or Will Take Since the End of Calendar Year 2024.
We undertook the following steps since the end of Calendar Year 2024 to mitigate the risk that our products may contain conflict minerals that benefit armed groups within the Covered Countries, including steps to improve our due diligence:
a.    Continued to enforce our Conflict Minerals Policy, which is embedded in our Code, and disseminate the Code to those suppliers who provide raw materials and components in Spectrum Brands’ manufacturing operations and Spectrum Brands’ contract manufacturers.
b.    Continued to enforce the process within Spectrum Brands’ manufacturing operations/procurement function to notify new vendors of our conflict minerals policy within the Code.
c.    Published a copy of our current Form SD and this Conflict Minerals Report on our website at https://spectrumbrands.com/about-us/our-company/global-sustainability-statement.html.
d.    Continued our supply chain due diligence with the assistance of our Provider, on the source and chain of custody of raw materials and components purchased for Spectrum Brands’ manufacturing operations. Spectrum Brands plans to continue to enhance supplier communication on conflict minerals. Spectrum Brands values its supplier relationships, but if any supplier is at risk to or violates Spectrum Brands’ Conflict Minerals Policy or its Code, Spectrum Brands plans to require a corrective action plan from the supplier and move towards conflict free sourcing. Spectrum Brands will not ban sourcing from the Covered Countries, but it seeks to procure materials from responsible sources in the region to assist legitimate, conflict-free businesses there.
e.    Because of Spectrum Brands’ size, the complexity of its products, and the depth, breadth and constant evolution of its supply chain, it is difficult to identify sub-tier suppliers downstream from its direct suppliers. Spectrum Brands does not purchase products directly from any suppliers, SORs or mines in the Covered Countries and has no direct contractual relationships with SORs, as previously noted. Instead, it relies on its direct suppliers to gather and provide specific information about the source of conflict minerals contained in the components supplied to it. Spectrum Brands’ direct suppliers are similarly reliant upon information provided by their suppliers. Therefore, the Provider’s assistance with unresponsive first tier suppliers is used to add transparency to the Spectrum Brands supply chain. Our suppliers identified 148 SORs potentially in the Spectrum Brands supply chain that our Provider’s database indicated as having valid smelter certification identification numbers. Additional investigation was undertaken to determine the source of and chain of custody of the conflict minerals. The following internationally accepted audit standards were reviewed: the RMI Responsible Minerals Assurance Process (“RMAP”), the LBMA Responsible Gold Guidance and the RJC Chain-of-Custody Standard.
f.    Attached to this Conflict Minerals Report as Attachment A is a list of the 148 smelters with valid smelter certification numbers identified by our suppliers that provided product specific information; a list of the products covered by this Conflict Minerals Report; and a list of the smelter location for the metals that are necessary to the production of our products. We identified 48 suppliers that may source from Covered Countries. For the remainder of Spectrum Brands’ Fiscal Year 2025, Spectrum Brands plans to continue to emphasize to its suppliers the importance of sourcing responsibly and from conflict-free sources if the suppliers desire to retain Spectrum Brands’ business.
Pursuant to SEC rules and guidance, this Conflict Minerals Report was not subjected to an independent private sector audit.
Spectrum Brands’ review of its Conflict Minerals Report for January 1, 2023 through December 31, 2023 (“Calendar Year 2023”) found that Spectrum Brands had listed the location of the SORs in Attachment A as the country of origin of the corresponding minerals. For Calendar Year 2023, Spectrum Brands did not correctly determine the origin of any of the conflict minerals in its in-scope products.

Attachment A

List of Products
The following products are more fully described in Spectrum Brands Holdings, Inc. Form 10-K, which may be found publicly on our website at: https://investor.spectrumbrands.com/sec-spectrum-brands-holdings-inc.
•Electric shavers and accessories
•Grooming products and hair care appliances
•Small household appliances
•Personal care products
•Herbicides
•Insecticides and repellants
•Specialty pet supplies
•Household cleaning products

List of Identified Smelters

Metal	Standard Smelter Name	Smelter Country	Smelter ID
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Ronnskar	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Heimerle + Meule GmbH*	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery*	TURKEY	CID000814
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.*	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation*	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN	CID001193
Gold	MKS PAMP SA*	SWITZERLAND	CID001352
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.*	JAPAN	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA	CID001512

Metal	Standard Smelter Name	Smelter Country	Smelter ID
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.*	CHINA	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.*	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.*	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	AMG Brasil*	BRAZIL	CID001076
Tantalum	D Block Metals, LLC&*	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.*	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu*	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA	CID000917
Tantalum	Materion Newton Inc.*	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA	CID001277
Tantalum	NPM Silmet AS*	ESTONIA	CID001200
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.*	THAILAND	CID002544
Tantalum	TANIOBIS GmbH*	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.*	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	GERMANY	CID002550
Tantalum	Telex Metals*	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	CHINA	CID000616
Tin	Alpha	UNITED STATES OF AMERICA	CID000292

Metal	Standard Smelter Name	Smelter Country	Smelter ID
Tin	Aurubis Beerse*	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Resind Industria e Comercio Ltda.*	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Thaisarco*	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tungsten	A.L.M.T. Corp.*	JAPAN	CID000004
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA	CID000258

Metal	Standard Smelter Name	Smelter Country	Smelter ID
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA	CID002317
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	GERMANY	CID002542
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA	CID002082
* Denotes potential sourcing from a Covered Country based on information provided by the Provider.